UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 24, 2016
Date of Earliest Event Reported: May 20, 2016

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

       Macy's annual meeting of the shareholders was held on May 20, 2016 in Cincinnati, Ohio. The following is a summary of the matters voted on at the meeting:

(1)  Shareholders approved the election of thirteen directors for a one-year term expiring at the 2017 annual meeting of Macy's shareholders, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Francis S. Blake	244,149,544	824,334	802,117	25,651,677
Stephen F. Bollenbach	241,659,884	3,206,051	910,060	25,651,677
John A. Bryant	243,420,449	1,399,720	955,826	25,651,677
Deirdre P. Connelly	243,151,561	1,700,775	923,659	25,651,677
Leslie D. Hale	243,180,922	1,700,115	894,958	25,651,677
William H. Lenehan	243,857,325	1,207,840	710,830	25,651,677
Sara Levinson	239,661,318	3,912,455	2,202,222	25,651,677
Terry J. Lundgren	230,097,391	14,600,704	1,077,900	25,651,677
Joyce M. Roché	242,049,161	2,878,740	848,094	25,651,677
Paul C. Varga	242,941,701	1,944,677	889,617	25,651,677
Craig E. Weatherup	239,887,473	3,690,422	2,198,100	25,651,677
Marna C. Whittington	238,965,973	4,655,965	2,154,057	25,651,677
Annie Young-Scrivner	242,780,468	2,096,958	898,569	25,651,677

(2)  Shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2017, as follows:

For	Against	Abstain	Broker Non-Votes
266,409,131	4,329,324	689,217	N/A

(3)  Shareholders approved the non-binding advisory vote to approve named executive officer compensation, as follows:

For	Against	Abstain	Broker Non-Votes
235,784,792	8,036,734	1,954,469	25,651,677

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: May 24, 2016	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Executive Vice President and Controller